September 30, 1996



Delta Petroleum Corp.
555 17th Street, Suite 3310
Denver, CO 80202

Attention: Mr. Roger A. Parker


RE:      West Orion Prospect Participation Agreement Colusa County,
         California

         Gentlemen:

         In this Participation Agreement, Slawson Exploration Company, Inc., a Kansas Corporation d/b/a Donald C. Slawson Exploration Company, Inc. within the State of California, shall hereinafter be refer-red to as "Slawson" and Delta Petroleum Corp. shall hereinafter be referred to as "Delta".

         The terms of this agreement are as follows:

1. Slawson and Black Coral Limited Liability Company have entered into a Joint Venture Agreement dated January 12, 1994, a copy of which is attached hereto as Exhibit " 1 ". This agreement has been amended by Letter Agreement of September 30, 1996 which is also a part of Exhibit 1. West Orion Prospect covers a portion of the "Orion" and "Orion Expansion" Prospects in the Black Coral Agreement. Delta will acquire an undivided 15% interest in the Joint Venture Agreement, as amended, through Slawson, as to the West Orion Prospect, which covers the geographic area set out in paragraph 4 of this agreement. As consideration for acquiring this interest, Delta agrees to be bound by the terms and provisions of said Joint Venture Agreement, as amended, and to bear its proportionate 15% share of the obligations incurred by Slawson and created by such Joint Venture Agreement, only as to West Orion Prospect. Slawson shall be responsible for the remaining 85% of such obligations and will hold Delta harmless therefrom.

2. Slawson owns an interest in the following leases and agreements attached hereto, to which Delta will acquire a 15% interest out of Slawson's interest:

         Exhibit "2A" This Exhibit sets out the leases acquired as of September 15, 1996 that are subject to this agreement. After September 15, 1996, leases acquired, under the provisions of the AMI as described in paragraph 4 of this agreement, shall be added to this Exhibit from time to time to reflect such additional acquisitions.

         Exhibit "2B" Seismic Option Agreement dated March 4, 1996, amended April 25, 1996, between Slawson and The Termo Company.

3. Slawson anticipates collecting and processing approximately 14 square miles of 3D seismic at an unpromoted, estimated cost of $30,000 per square mile. The seismic monies are being escrowed and immediately upon execution of this agreement, Delta shall pay Slawson the sum of $92,063 for the estimated cost of seismic. Further, upon the execution of this agreement, Delta will reimburse Slawson $19,513 for leasehold costs and $672 for brokerage costs incurred within West Orion Prospect. The above amounts are set forth on the attached invoice and are calculated on the basis of cost plus 35% so that Delta's share of actual costs is 20.25%. These amounts represent Delta's share of costs as of September 15, 1996. After September 15, 1996, Delta will reimburse Slawson for all additional leasehold, brokerage and geophysical costs incurred in this prospect on the basis of cost plus 35%, so that Delta actually pays 20.25% of such additional costs. Slawson agrees to pay the remaining 79.75% of these costs or to find other
         participants to pay such costs.   Reimbursement for leasehold,
         brokerage and seismic costs will be made to Slawson by Delta within 30 days from receipt of an invoice.

4. An Area of Mutual Interest ("AMI") is hereby established consisting of the following lands lying within Colusa County,
         California:

         Township 14 North, Range 1 East    Township 14 North,Range 1 West
         Section 29: SW/4                   Section 25: S/2
         Section 30: S/2                    Section 36: AR
         Section 3 1: All
         Section 32: W/2

         Township 13 North, Range 1 East    Township 13 North, Range 1 West
         Section 5: N/2, SW/4               Section 1: AR
         Section 6: AU                      Section 11: E/2SE/4
         Section 7: AU                      Section 12: AU
         Section 8: SW/4                    Section 13: AU
         Section 18: W/2E/2, W/2            Section 14: E/2NE/4, SE/4
         Section 19: AU                     Section 23: E/2
         Section 30: AU                     Section 24: All
                                            Section 25: All
                                            Section 26: E/2
                                            Section 35: NE/4
                                            Section 36: N/2

         This AMI shall remain in effect for the term of any oil and gas leases which become subject to this agreement, whether by acquisition, extension or renewal, and shall thereafter terminate unless production is established on any portion of said lands through this agreement, and shall then continue so long as there is production. If additional leasehold or leasehold interest is acquired after the date of this agreement, Slawson will promptly notify Delta in writing of such acquisition, describing same and the cost thereof Delta will have 20 days from receipt of such notice to elect whether or not to participate for its proportionate share of such acquisition, insofar only as same covers lands in the subject AMI. The failure of Delta to reply positively within the 20 day time period will be deemed an election not to participate in the acquisition. Delta shall not acquire any interest within this AMI except through this agreement, while in effect, without the express written consent of Slawson.

5. Slawson shall be responsible for payment of all delay rentals, minimum and shut-in royalties, as well as any other payments required to maintain leases in full force and effect. Slawson shall not be liable for failure to properly make such payments, in the absence of gross negligence. Upon receipt of an invoice, Delta shall, within 30 days, reimburse Slawson for its proportionate share of such payments, or, at Delta's election, notify Slawson that it no longer desires to hold an interest in the applicable lease(s), in which case Delta's interest shall be relinquished to Slawson.

6. Slawson will retain Delta's proportionate share of title to all acquired leasehold and/or farmin agreements beneficially for Delta until such time as a well is drilled and completed and a pooling agreement, if required, has been filed. Slawson will then deliver an assignment to Delta of its proportionate share of leasehold in the revenue sharing unit or acreage held by the well's production, on a well-by-well basis, subject to obtaining any required consent to assign under the provisions of the lease and/or farmin agreements. If such consent to assign cannot be readily obtained, Slawson shall hold title to the leasehold and agreements on behalf of Delta. If such consent is obtained, Slawson will promptly make assignment under the terms of this paragraph. To the extent that Slawson may acquire leases within this prospect area through farmin, Slawson shall hold its contract rights under said farmin agreements beneficially for Delta's proportionate 15% interest, and Delta shall be subrogated to the rights of Slawson under said farmin agreements to the extent of Delta's interest. It is understood that the intent of this paragraph is for Slawson to hold title beneficially for Delta in order to avoid the administrative time and expense involved in making assignments; however, notwithstanding the provisions of this paragraph, Delta has the right to demand assignment from Slawson of all leasehold to which it holds an interest under the terms of this agreement. If such a request is made, Slawson will make all reasonable efforts to provide the assignments in a timely manner, subject to the provisions of this agreement. All leasehold acquired by any method under this agreement (whether by Slawson or Delta) will be subject to a proportionately reduced 3.00% of 8/8ths overriding royalty interest in favor of Slawson.

7 . It is anticipated that Slawson will propose wells to be drilled within this AMI on an ongoing basis. At the time of proposal, Slawson will provide Delta with written notice of its intended operation, specifying the location of the well, estimated spud date, the depth and formations) to be drilled, and an Authorization For Expenditure ("AFE") setting out estimated dry hole and completion costs, and any other pertinent information. It is expressly understood that Slawson will make best efforts to insure that its AFEs represent actual anticipated costs. Upon receipt of notice of a proposed well, Delta shall have 20 days within which to notify Slawson, in writing, of its election to participate. The failure of Delta to so elect within the time specified shall be deemed an election by Delta not to participate in the proposed well. If Delta elects not to participate in a proposed well, or is deemed to have so elected, it shall forfeit all of its interest in the leasehold, farmins, options, etc. covering the lands within the revenue sharing unit for the proposed well, and also in all direct and diagonal offsetting revenue sharing units, of the same size and shape as the revenue sharing unit for the proposed well, as to formations lying between the surface and the stratigraphic equivalent of 100' below the total depth drilled in the proposed well.

         Should Delta elect to participate in a well, it will be obligated to participate in the entire proposed operation to casing point. An election to participate will also obligate Delta to acquire its proportionate share of all interest acquired by Slawson in the well through lease acquisition, farmin acreage and/or non-consent interest. In order to be entitled to the benefits of this numbered paragraph, Slawson shall, within 90 days from expiration of the initial notice period, spud the proposed well. The parties agree to make any and all assignments necessary to accomplish the above provisions. Except in the case of an expiring lease, farmout agreement, farmout option agreement or similar circumstance, only one well proposal may be made every 20 days under the terms of this numbered paragraph. In all instances within this numbered paragraph, the names Slawson and Delta may be interchanged so that either party may propose wells. It is recognized that there are additional working interest owners in this project area that have ongoing working interest capabilities in each proposed well. Further, it is recognized that said additional working interest owners m this project area also have the ability to propose wells as set forth herein.

8.8 Delta shall pay a $1,500 spud fee to Slawson for each well drilled under the terms of this agreement, in which it participates.

9. An Operating Agreement in the form attached hereto as Exhibit "3" will be executed for each well drilled under the terms of this agreement. The Contract Area for each Operating Agreement will be comprised of the designated revenue sharing unit for the well. In the event of a conflict between the terms of this agreement and any such Operating Agreement, the terms of this agreement shall prevail.

10. It is understood that the parties hereto may be required to negotiate operating agreements with third parties. 'Me parties agree that if there are any conflicts between the Operating Agreement attached hereto and any third party operating agreement, the terms of the Operating Agreement attached hereto shall control the relationship between Slawson and Delta.

11. An Escrow Agreement in the form attached hereto as Exhibit "4" shall be entered into between Slawson and Delta for each well drilled under the terms of this agreement. Article 1 of the Escrow Agreement provides a date by which the participants in the well will deposit their funds into the Escrow Account. Such date will be established by Slawson to be approximately 10 days prior to spud of each well. If Delta fails to deposit its share of the applicable costs, including its spud fee as set out in paragraph 8 of this agreement, by this date, it will be assumed that Delta does not wish to participate in the well. In this event, Slawson shall give Delta notice that it has not received its funds and Delta will either deliver such funds to Slawson by 1:00 PM MST on the next business day or be subject to the provisions of paragraph 7 of this agreement, covering non participation. Slawson shall be obligated to place funds received from all participants in the same escrow account, in pro rata amounts, based on their share of costs.

12. Delta's representatives shall have free access to any well, within the West Orion Prospect, in which it participates at all times and to all records pertaining thereto. In addition, all geological information obtained in the drilling of any well, in which Delta participates, shall be made available. Delta may provide a list of its geological requirements to Slawson, which shall be provided by Slawson, as reasonable.

13. If Slawson terminates its legal existence, transfers its interest to a successor and no longer owns an interest in the West Orion Prospect, or becomes insolvent or bankrupt, or is placed in receivership, it shall cease to be Operator without any action by Delta or Slawson's other Non-Operating partners, except the selection of a successor. Slawson may be removed if it fails or refuses to carry out its duties hereunder or is no longer capable of serving as Operator by the affirmative vote of Delta and Slawson's other Non-Operating partners owning a majority interest based on ownership in the West Orion Prospect, after excluding the voting interest of Slawson. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of 60 days after the giving of notice of resignation by Slawson or action by the Non-Operators to remove Slawson, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Slawson, after the effective date of resignation or removal, shall be bound by the terms hereof as Non-Operator. A change of a corporate name or structure of Slawson or transfer of Slawson's interest to any single subsidiary or parent corporation shall not be the basis for removal of Slawson.

         Upon the resignation or removal of Slawson, a successor Operator shall be selected by the affirmative vote of Delta and Slawson's other Non-Operating partners owning a majority interest based on the ownership in the West Orion Prospect. The successor Operator shall be selected from the parties owning an interest in the West Orion Prospect at the time such successor Operator is selected. If Slawson is removed or is deemed to have resigned, fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of Delta and Slawson's other Non-Operating partners in the West Orion Prospect owning a majority interest, and after excluding the voting interest of Slawson.

         This provision shall also apply to the resignation or removal of any successor Operators.

14. The parties hereto agree that all disputes between them arising out of, or in connection with, this Agreement shall be resolved by arbitration as provided herein. This agreement to arbitrate shall survive the rescission or termination of this contract. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If available, the panel used shall be selected from arbitrators having at least 10 years of oil and gas experience and employed by the American Arbitration Association and the decision of the arbitrators shall be final and binding on all parties. All arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be enforceable in any court of competent jurisdiction.

15. Delta shall be an equity owner for its proportionate 15% share of the 3D seismic data. If such data is ever sold, Delta will be entitled to 15% of the proceeds of such sale. Delta will not trade the data, or allow a third party other than its consultants to review the data, without Slawson's express written consent.

16. All notices required herein shall be considered given when delivered personally or when sent by facsimile or deposited in the U.S. Mail properly addressed as follows:

         Slawson Exploration Company, Inc.        Delta Petroleum Corp.
         1612 Broadway, Suite 1450                555 17th St., Suite 3310
         Denver, CO 80202                         Denver, CO 80202
         FAX: (303) 592-8881                      FAX: (303) 298-8251

17. The liabilities of the parties shall be several and not joint or collective, and each party shall be responsible only for its share of the costs and liabilities incurred as provided herein. It is not the purpose or intention of this agreement to create any partnership, mining partnership or association, and neither this agreement nor the operations herein shall be construed or considered as creating any such legal relationship.

18. The terms and covenants hereof shall extend to, and be binding on, the parties hereto, their heirs, successors, legal representatives and assigns; however, Delta will not assign its interest in this agreement without the express written consent of Slawson. Such consent shall not be unreasonably withheld. This agreement sets forth the entire agreement between the parties hereto, and there are no oral agreements not set out herein in writing.

If the foregoing correctly sets forth our understanding, please execute and return one copy of this agreement.

Very Truly Yours,


s/Bruce Branson
Bruce Branson
District Landman

AGREED TO AND ACCEPTED THIS 10th DAY OCTOBER, 1996.

DELTA PETROLEUM CORP.


BY: s/Roger A. Parker, President